Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports Unit Results for the Third Quarter of 2007

Columbus, Ohio (October 11, 2007) - M/I Homes, Inc. (NYSE:MHO) announced new contracts and homes delivered for the three- and nine-month periods ended September 30, 2007 and backlog as of the end of the period.

New contracts for 2007’s third quarter were 561, down 2% from 2006’s third quarter of 571.  For the 2007 nine-month period, new contracts declined 11% to 2,191 from 2,472 in 2006.  Homes delivered for the 2007 third quarter decreased 15% to 787 from 2006’s 927.  For the nine-month period ended September 30, 2007, homes delivered were 2,246, down 18% from 2,746 in the same period of 2006.  The sales value of backlog of homes at September 30, 2007 was $481 million with backlog units of 1,468 and an average sales price of $327,000.  The backlog of homes at the same time last year had a sales value of $923 million with backlog units of 2,533 and an average sales price of $364,000.  M/I Homes had 159 active communities at September 30, 2007 compared to 170 at September 30, 2006.

The Company expects to report third-quarter financial results on October 30, 2007.  You are invited to listen to the conference call over the Internet at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investors” and select “Listen to the Conference Call.”  The call, along with non-GAAP financial measures, will be available through October 2008.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 70,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Senior Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I HOMES, INC.
Homebuilding Operational Data

NEW CONTRACTS
	Three months ended			Nine months ended
	September 30,			September 30,

			%			%
	2007	2006	Change	2007	2006	Change

Midwest	252	258	(2)	1,056	1,260	(16)

Florida	145	138	5	462	690	(33)

Mid-Atlantic	164	175	(6)	673	522	29

	561	571	(2)	2,191	2,472	(11)

HOMES DELIVERED
	Three months ended			Nine months ended
	September 30,			September 30,

			%			%
	2007	2006	Change	2007	2006	Change

Midwest	376	466	(19)	993	1,299	(24)

Florida	196	292	(33)	686	1,035	(34)

Mid-Atlantic	215	169	27	567	412	38

	787	927	(15)	2,246	2,746	(18)

BACKLOG
	September 30, 2007			September 30, 2006
		Dollars	Average		Dollars	Average
	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	695	$184	$264,000	901	$255	$284,000

Florida	359	$127	$354,000	1,195	$487	$407,000

Mid-Atlantic	414	$170	$411,000	437	$181	$414,000

	1,468	$481	$327,000	2,533	$923	$364,000